Exhibit 99.1

                        RADYNE SHIPS OVER $100 MILLION

    PHOENIX, Dec. 27 /PRNewswire-FirstCall/ -- Radyne Corporation (Nasdaq: RADN) announced today that it expects to pass the $100 million mark in shipments for 2005. This landmark performance sets a new record for the Company and is the result of strong organic growth in its core markets as well as the acquisition of Xicom Technology.

    "We are very excited to announce the passing of this important milestone," said Bob Fitting, Radyne's CEO. "Radyne's growth has come as the result of the hard work of our employees who have devoted themselves to designing and building products that have won broad acceptance of the market. I am particularly pleased that all of our businesses enjoyed increased sales during 2005 including our satellite electronics, high power amplifiers and HDTV."

    About Radyne Corporation
    Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, Arizona and San Diego, and Santa Clara, California and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com .

    Safe Harbor Paragraph for Forward-Looking Statements
    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," "intends" or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include expectations for future revenues, orders and backlog, cash flow and earnings per share and indications that the Company will benefit from strong market demand for its new products. We cannot guarantee that the Company will continue to generate sales and asset and sales fluctuations may be seasonal in nature and not an indication of future results. There can be no assurance that the indicators that the Company relies on to gauge future business prospects, such as backlog and bookings, will accurately forecast future results.

    Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

    Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.

    Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

SOURCE  Radyne Corporation
    -0-                             12/27/2005
    /CONTACT: Malcolm Persen, Chief Financial Officer of Radyne Corporation, +1-602-437-9620/
    /Web site:  http://www.radn.com
                http://www.xicomtech.com /
    (RADN)